Exhibit 10.4

NUVEEN INVESTMENTS

2013 MUTUAL FUND INCENTIVE PLAN

Nuveen Investments, Inc. (the “Company”) hereby establishes the Nuveen Investments 2013 Mutual Fund Incentive Plan for the benefit of eligible Participants (as hereinafter defined) for the purposes hereinafter set forth.

ARTICLE I
DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” shall mean any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company, and any Nuveen Subsidiary.

“Account” shall mean an account established for each Participant under the Plan in accordance with Section 4.1, adjusted for earnings and losses.

“Award” shall mean an amount allocated to the Account of a Participant by the Company, which amount is determined by the Company in its sole discretion.  Each Award shall be evidenced by and set forth on an Award Notice distributed to the Participant.

“Award Notice” shall mean the notice distributed by the Company to each Participant, which notice sets forth a Participant’s Award and the terms of a Participant’s participation in the Plan.

“Beneficiary” shall mean (i) in the event of the Disability or incompetence of a Participant, the person or persons who shall have acquired on behalf of such Participant by legal proceeding or otherwise the right to receive the benefits specified under this Plan, or (ii) in the event of a Participant’s death, the person, persons, trust or trusts that the Participant has designated in his or her most recent written beneficiary designation filed with the Company in accordance with Section 10.2, to receive the benefits specified under this Plan, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

“Board” shall mean the board of directors of the Company.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant.  If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or its representatives, which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties; (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its Affiliates; (iii) conviction of a felony or entry of a guilty or nolo contendere plea by the Participant with respect thereto; (iv) to the extent applicable, a material breach by the Participant of the restrictive covenants included in the Participant’s employment agreement; or (iv) a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure of the Participant’s Employer, that is materially and demonstrably injurious to the Company or an Affiliate.  For purposes of this provision, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s act or omission was in the best interests of the Company.  Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Nuveen Investments, Inc., and its successors.

“Disability” shall have the meaning set forth in any employment, consulting, or other written agreement between an Employer and the Participant.  If there is no employment, consulting, or other written agreement between an Employer and the Participant, or if such agreement does not define “Disability,” then “Disability” shall mean the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the Participant’s duties and obligations to the Company or any of its Affiliates or, if applicable based on the Participant’s position, to participate effectively and actively in the management of the Company or any of its Affiliates for a period of at least ninety (90) consecutive days or for shorter periods aggregating at least one hundred and twenty (120) days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board.  A Disability shall be deemed to have occurred on the date that either the Participant or the Participant’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.

“Effective Date” shall mean March 15, 2013.

“Employer” shall mean the Company with respect to its employees and each Affiliate or Nuveen Subsidiary with respect to its employees.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Investment Fund” shall mean a registered investment company, as defined in the Investment Company Act, which is sponsored by the Company or a Nuveen Subsidiary and is designated by the Company as an investment option under Section 4.2 of the Plan.

“Nuveen Subsidiary” shall mean any corporation, limited liability company, or other entity, of which fifty percent (50%) or more of the normal voting power for the election of directors or other managers is owned, directly or indirectly, by the Company.

“Participant” shall mean each employee who is selected by the Company for participation in the Plan.

“Plan” shall mean this Nuveen Investments 2013 Mutual Fund Incentive Plan.

“Service” means the provision of services to the Company or its Affiliates in the capacity of an employee.

“Termination of Service” shall mean a cessation of the employee-employer relationship between a Participant and an Employer (other than by reason of transfer of the employee to another Employer), or the consummation of a transaction whereby a Participant’s Employer (other than the Company) ceases to be an Affiliate.

“Vesting Date” shall mean the date or dates specified in Section 5.1.

ARTICLE II
ESTABLISHMENT, PURPOSE AND DURATION OF THE PLAN

2.1                               Purpose.  The purposes of the Plan are to enable the Company and certain Affiliates (including a Nuveen Subsidiary) to attract and retain exceptionally qualified employees upon whom the sustained growth and profitability of the Company and certain Affiliates (including a Nuveen Subsidiary) will depend in large measure, and to provide added incentive for such individuals to enhance the value of the Company and its Affiliates.

2.2                               Effective Date and Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Article I, and shall terminate as soon as administratively practicable following the final Vesting Date.  Notwithstanding the foregoing, the Company may terminate the Plan at any time in accordance with Article VIII.

ARTICLE III
ADMINISTRATION

3.1                               In General.  The Company shall administer the Plan.  The Company may: (i) delegate any of its authority with respect to the Plan to any one or more of its officers or employees; and (ii) authorize any one or more of the Company’s officers or employees to execute and deliver documents on behalf of the Company.  No officer or employee of the Company or any other delegatee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.

3.2                               Authority of the Company.  Subject to the express provisions of the Plan, the Company alone (and not any delegatee of the Company) shall have the authority to designate individuals for participation in the Plan and determine and modify the terms and conditions of each Participant’s participation (which need not be identical), provided, however, that no such determination or modification shall be to the detriment of a Participant with respect to any existing Account without the affected Participant’s written consent.  Subject only to compliance with the express provisions of the Plan, the Company may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

The duties of the Company or its delegatee shall also include, but shall not be limited to, making distributions of Accounts, creating trusts, and determining whether to accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to Accounts.  Subject only to compliance with the express provisions of the Plan, the Company or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3                               Company’s Decisions Binding.  Subject to Section 3.1 above and the express provisions of the Plan, the Company or its delegatee shall have the authority to construe and interpret the Plan, any Award Notice, and any other documents evidencing Accounts, to define the terms used in the Plan, any Award Notice, and any other documents evidencing Accounts, to prescribe, amend and rescind rules and regulations relating to administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.  The determinations of the Company or its delegatee on the foregoing matters shall be conclusive and binding on all parties.

ARTICLE IV
PARTICIPATION

4.1                               Participation. On the Effective Date, each Participant’s Account shall be credited with an Award.  On or around the Effective Date, the Company shall distribute an Award Notice to each Participant setting forth the terms of a Participant’s Award and participation in the Plan.

4.2                               Investment Funds.  Each Participant’s Account shall be invested in the Investment Fund(s) designated by the Company.  In its sole discretion, the Company may permit a Participant to elect certain Investment Fund(s) for investment of his or her Account, from a selection of Investment Fund(s) designated by the Company, pursuant to a form provided by the Company to the Participant that is properly completed and returned to the Company.  Investment of a Participant’s Account shall be implemented as soon as administratively practicable following the establishment of the Participant’s Account and, to the extent applicable, the Company’s timely receipt of the Participant’s investment elections.

ARTICLE V
VESTING

5.1                               Vesting.  A Participant’s Account shall vest on the Vesting Date or Vesting Dates set forth in the Participant’s Award Notice, according to the vesting schedule provided in the Participant’s Award Notice.

5.2                               Termination of Service.

(a)                                 If a Participant experiences a Termination of Service due to the Participant’s death or Disability, or by the Company without Cause, the unvested portion of a Participant’s Account shall immediately vest one hundred percent (100%).

(b)                                 If a Participant experiences a Termination of Service before any Vesting Date for any reason other than as described in subsection 5.2(a), the Participant shall immediately forfeit that portion of his or her Account that is unvested as of such date.

5.3                               Funded Accounts.  Participants’ Accounts shall be funded through an irrevocable nonexempt employees’ trust that is intended to be a taxable trust pursuant to Sections 641 et seq. of the Code (and not intended to be a “grantor trust” pursuant to Sections 671 through 679 of the Code) and, to the extent applicable, comply with Revenue Ruling 2007-48.

ARTICLE VI
DISTRIBUTIONS

6.1                               Distributions.  As soon as administratively practicable, but in no event later than sixty (60) days, following the applicable Vesting Date, the Participant will receive a distribution of the portion of the Participant’s Account that vested on such date, payable in Investment Fund shares. Notwithstanding the foregoing, the Company may, in its sole discretion, elect to distribute all or any portion of a Participant’s Account in cash.

6.2                               Code Section 409A.  Notwithstanding anything in the Plan, any Award Notice, or any other document evidencing an Account to the contrary, all distributions and payments to Participants under the Plan shall be structured so as to be exempt from or otherwise comply with Section 409A of the Code and the interpretative guidance thereunder, including the exception for short-term deferrals.

ARTICLE VII
RESTRICTIVE COVENANTS

Notwithstanding any other provision of this Plan to the contrary, if a Participant breaches any non-compete, non-solicitation, non-disclosure or other provisions of an employment, consulting, or other written agreement between an Employer and the Participant, whether during or after Termination of Service, in addition to any other penalties or restrictions that may apply under such agreement, state law, or otherwise, the Participant will forfeit any portion of his or her Account, whether vested or unvested, that has not yet been distributed.

ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN AND ACCOUNTS

Notwithstanding anything herein to the contrary, the Company may, at any time and from time to time, terminate or suspend the Plan or amend or modify any of its provisions and the terms and provisions of any Participant’s Account that has not yet been distributed; and provided, further, that, without the consent of an affected Participant, no termination, suspension, amendment, or modification of the Plan or any outstanding Account may impair the rights of such Participant under this Plan or an Account.

ARTICLE IX
RESTRICTIONS ON TRANSFERABILITY

Except as otherwise provided by the Company, no Account may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).  All rights with respect to an Account will be available during the Participant’s lifetime only to the Participant or his or her guardian or legal representative.  The Company may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Company deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE X
OTHER PROVISIONS

10.1                        Participation Subject to Applicable Laws.  The participation of Participants hereunder shall be subject to all applicable rules and regulations of governmental authorities.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares held in an Account upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the establishment of such Account or the purchase of shares thereunder, the Company’s obligation to deliver shares shall be conditioned upon such listing, registration, qualification, consent or approval, which shall have been effected or obtained free of any conditions not acceptable to the Company.

10.2                        Beneficiary Designation.  Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Company, and must be made during the Participant’s lifetime.  If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

10.3                        Rights of Participants and Beneficiaries.

(a)                                 Nothing contained in the Plan (or in any documents evidencing an Account) shall confer upon any Participant any right to continue in the Service or employ of his or her Employer or constitute any contract or agreement of employment or Service, or interfere in any way with the right of such Employer to reduce such Participant’s compensation from the rate in effect at the time of enrollment in the Plan or to terminate such Participant’s employment or Service with or without cause, but nothing contained herein or in any document evidencing an Account shall affect any other contractual rights of a Participant.  No employee shall have any claim to be allowed to participate under the Plan, and there is no obligation for uniformity of treatment of Participants.

(b)                                 All distributions of Accounts shall be made hereunder only to the Participant or his or her Beneficiary entitled thereto pursuant to the Plan.  Neither the Company nor any Affiliate shall be liable for the debts, contracts, or engagements of any Participant or his or her Beneficiary, and rights relating to Accounts under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of an Employer; nor shall any Participant or his or her Beneficiary have any right to assign, pledge or hypothecate any benefits or rights hereunder.

10.4                        Governing Law.  To the extent not preempted by federal law, this Plan, any Award Notice, and any other documents evidencing Accounts or rights relating to Accounts shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles.  If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.5                        Withholding.  The trustee of the trust described in Section 5.3 shall have the right to deduct any sums that federal, state, local or foreign tax laws may require to be withheld with respect to Accounts, distribution of Accounts, and the payment of dividends and interest with respect to Accounts.

Upon the vesting of a Participant’s Account, the trustee of the trust described in Section 5.3 will withhold the minimum portion of the Account necessary to satisfy its tax withholding obligation.  Subject to the rules and regulations of the Company, this authority shall permit (but shall not obligate) the Company or trustee to withhold and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, including tax obligations in excess of mandatory withholding requirements (but not in excess of the maximum marginal tax rate).  The Company may also require, as a condition to issuing or delivering Investment Fund shares or to payment of dividends or interest with respect to Accounts, that the Participant pay to the Company or trustee any sums that may be required to satisfy any applicable withholding tax, and unless otherwise determined by the Company, the minimum withholding requirement may be settled with Investment Fund shares that give rise to the withholding requirement, in accordance with procedures established by the Company.  The Company shall not have an obligation to advise any Participant of the existence of any tax or the amount that the Company or trustee will be required to withhold.

10.6                        Participation by Foreign Nationals and Employees Outside the United States.  To the extent the Company deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Company may, without amending the Plan, establish rules applicable to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan.

10.7                        Notice.  Any notice or other communication required or permitted under the Plan must be in writing and shall be deemed received when (a) delivered personally, (b) sent by electronic mail, (c) if mailed, three (3) days after the date of deposit in the United States mail, or (d) if sent by overnight courier, on the regular business day following the date sent.  Notice to the Company, if mailed or delivered personally, should be sent to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, IL 60606, Attention: Robert Luse.  Notice to the Participant should be sent to the mailing address or electronic mail address set forth on the Company’s records.  Either party may change the address to whom the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

10.8                        Indemnification.  Any individual or individuals to whom the Company has delegated authority under Article III of the Plan will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan.  Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Company may be entitled under the Company’s Charter or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

10.9                        Legal Construction.

(a)                                 Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

(b)                                 Headings of articles and sections herein are included solely for convenience of reference and are not to be used in the interpretation of the provisions of the Plan.

(c)                                  The establishment of Accounts and the purchase and/or distribution of Investment Fund shares under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.